Exhibit 4.59

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 18, 2004

to

INDENTURE

Dated as of November 18, 2004

among

3815668 CANADA INC.

(to be amalgamated with CanWest Media Inc. and form

a new company also called CanWest Media Inc.), as Issuer,

the Guarantors named therein, as Guarantors,

and

THE BANK OF NEW YORK, as Trustee

8% Senior Subordinated Notes due 2012

FIRST SUPPLEMENTAL INDENTURE, dated as of November 18, 2004, among 3815668 Canada Inc., a Canadian corporation (the “Issuer”), New CMI (as defined below), the guarantors party hereto (collectively the “Guarantors”) and The Bank of New York, as Trustee (the “Trustee”).

WHEREAS, the Issuer and the Guarantors named therein have heretofore executed and delivered to the Trustee an Indenture dated as of November 18, 2004 (the “Indenture”), providing for the issuance of 8% Senior Subordinated Notes due 2012 of the Issuer (the “Notes”);

WHEREAS, immediately after the execution of the Indenture and the issuance of the Notes, the Issuer and CanWest Media Inc. (“Old CMI”) shall amalgamate and form a new company also called CanWest Media Inc. (“New CMI”), and each of the Guarantors shall become subsidiaries of New CMI;

WHEREAS, pursuant to and as contemplated by Section 5.02 of the Indenture, the parties hereto desire to execute and deliver this First Supplemental Indenture for the purpose of providing for New CMI to expressly assume all the Obligations of the Issuer under the Notes and the Indenture; and

WHEREAS, the parties hereto desire to execute and deliver this First Supplemental Indenture for the purpose of providing for the Guarantors to expressly reaffirm all the Obligations of a Guarantor under the Notes and the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

ASSUMPTION OF NOTES

New CMI, as provided by Section 5.02 of the Indenture, hereby unconditionally and expressly assumes all of the Obligations of the Issuer under the Notes and the Indenture as set forth in Article 5 the Indenture; and New CMI may expressly exercise every right and power of the Issuer under the Indenture.

REAFFIRMATION OF GUARANTEES

Each of the Guarantors hereby unconditionally and expressly reaffirms all of its Obligations as a Guarantor under the Notes and the Indenture as set forth in Article 11 of the Indenture; and that each such Guarantors may expressly exercise every right and power of a Guarantor under the Indenture.

MISCELLANEOUS PROVISIONS

Terms Defined.

For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT SUCH PRINCIPLES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Successors.

All agreements of New CMI and the Guarantors in this First Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

CANWEST MEDIA INC.

By:
Name:
Title:

GUARANTORS:

2846551 CANADA INC.

3919056 CANADA LTD.

APPLE BOX PRODUCTIONS SUB INC.

BCTV HOLDINGS INC.

CALGARY HERALD GROUP INC.

CANWEST FINANCE INC./FINANCIERE CANWEST INC.

CANWEST GLOBAL BROADCASTING INC./RADIODIFFUSION CANWEST GLOBAL INC.

CANWEST INTERACTIVE INC.

CANWEST INTERNATIONAL COMMUNICATIONS INC.

CANWEST INTERNATIONAL DISTRIBUTION LIMITED

CANWEST INTERNATIONAL MANAGEMENT INC.

CANWEST IRELAND NOMINEE LIMITED

CANWEST IRISH HOLDINGS (BARBADOS) INC.

CANWEST MEDIA SALES LIMITED

CANWEST MEDIAWORKS IRELAND HOLDINGS

CANWEST PUBLICATIONS INC./PUBLICATIONS CANWEST INC.

CANWEST-MONTREAL R. P. HOLDINGS INC./SOCIETE DE PORTEFEUILLE CANWEST-MONTREAL R.P. INC.

CANWEST-WINDSOR R. P. HOLDINGS INC.

CGS DEBENTURE HOLDING (NETHERLANDS) B.V.

CGS INTERNATIONAL HOLDINGS (NETHERLANDS) B.V.

CGS NZ RADIO SHAREHOLDING (NETHERLANDS) B.V.

CGS NZ TV SHAREHOLDING (NETHERLANDS) B.V.

CGS SHAREHOLDING (NETHERLANDS) B.V.

CHBC HOLDINGS INC.

CHEK HOLDINGS INC.

CLARINET MUSIC INC.

COOL RECORDS INC.

EDMONTON JOURNAL GROUP INC.

FOX SPORTS WORLD CANADA HOLDCO INC.

GLOBAL CENTRE INC.

GLOBAL COMMUNICATIONS LIMITED

GLOBAL TELEVISION CENTRE LTD.

GLOBAL TELEVISION NETWORK INC./RÉSEAU DE TÉLÉVISION GLOBAL INC.

GLOBAL TELEVISION NETWORK QUEBEC LIMITED PARTNERSHIP/RÉSEAU DE TELEVISION GLOBAL QUÉBEC, SOCIÉTÉ EN COMMANDITE

GLOBAL TELEVISION SPECIALTY NETWORKS INC.

LONESTAR HOLDCO INC.

LOWER MAINLAND PUBLISHING GROUP INC.

MBS PRODUCTIONS INC.

MOBILE VIDEO PRODUCTIONS INC.

MONTREAL GAZETTE GROUP INC./GROUPE MONTRÉAL GAZETTE INC.

MULTISOUND PUBLISHERS LTD.

NANAIMO DAILY NEWS GROUP INC.

ONTV HOLDINGS INC.

OTTAWA CITIZEN GROUP INC.

PACIFIC NEWSPAPER GROUP INC.

PORT ALBERNI TIMES GROUP INC.

REACHCANADA CONTACT CENTRE LIMITED

REGINALEADER POST GROUP INC.

RETRO VISTA HOLDCO INC.

SASKATOON STARPHOENIX GROUP INC.

SOUTHAM DIGITAL INC./SOUTHAM NUMERIQUE INC.

STUDIO POST & TRANSFER SUB INC.

VANCOUVER ISLAND NEWSPAPER GROUP INC.

VICTORIA TIMES COLONIST GROUP INC.

WESTERN COMMUNICATIONS INC.

WIC TELEVISION PRODUCTION SUB INC.

WINDSOR STAR GROUP INC.

XTREME SPORTS HOLDCO INC.

YELLOW CARD PRODUCTIONS INC.

By:
Name:
Title:

TRUSTEE:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title: